Exhibit 10.1

Execution Copy
Separation Agreement and General Release of Claims
This Separation Agreement and General Release of Claims (this “Agreement”) is entered into by Michael E. Bowker (the “Executive”) and Cable One, Inc., a Delaware corporation (the “Company”), effective as of April 30, 2024 (the “Separation Date”).
1.Background. The Executive’s role as the Chief Growth Officer of the Company, and his of employment with the Company, will end effective as of the Separation Date. For purposes of this Agreement and Executive’s Equity Awards (as defined below), the Company will treat Executive’s separation as a resignation from employment for “Good Reason” in accordance with the Equity Awards. To fully, and finally resolve all matters relating to Executive’s employment and his termination of employment from the Company, and to allow Executive to receive the pro-rata vesting treatment in connection with a termination of employment for “Good Reason” as described in the Equity Award agreements, the Executive and the Company each agree as follows:
2.Employment Separation; Consulting Services.
a.Effective as of the Separation Date, and without any further action on the part of Executive, (a) Executive resigns from the position of Chief Growth Officer of the Company; (b) Executive is removed and resigns from any and all other positions Executive then holds with the Company or any of its subsidiaries; and (c) Executive’s employment with the Company shall end. For the avoidance of doubt, both the Company and Executive acknowledge that cure is not possible for this “Good Reason” condition and that this Agreement satisfies any notice requirements required under the Equity Awards for executive to resign his employment for “Good Reason.”
b.Following the Separation Date, Executive agrees to serve as a consultant to the Company during the period beginning on the day immediately following the Separation Date and ending January 31, 2025 (the “Consulting Period”). During the Consulting Period, Executive will take direction from the Company’s Chief Executive Officer or her designee and will perform the consulting services identified in the Consulting Services Agreement attached hereto as Exhibit A, subject to the terms and conditions set forth on Exhibit A. For the avoidance of doubt, if the Executive fails to sign (or if he revokes) this Agreement or otherwise fails to comply with all of the terms and conditions of this Agreement, the Consulting Agreement will become void and Executive will forfeit his right to the payments described in the Consulting Agreement.

Exhibit 10.1

Execution Copy
3.Equity Awards; Consideration.
a.Reference is made the following equity awards (each an “Equity Award” and collectively the “Equity Awards”), each of which is not fully vested and has been outstanding for at least 12-months from the first anniversary of the applicable Equity Award grant date: (i) the Restricted Stock Award Agreement between Executive and the Company dated January 3, 2021 (Service-Based) (covering 157 total Restricted Shares); (ii) the Restricted Stock Award Agreement between Executive and the Company dated January 3, 2022 (Service-Based) (covering 281 total Restricted Shares); (iii) the Restricted Stock Award Agreement between Executive and the Company dated January 3, 2022 (Performance-Based) (covering 426 target Performance Shares); (iv) the Restricted Stock Unit Award Agreement between Executive and the Company dated January 3, 2023 (Service-Based) (covering 1,322 total Restricted Stock Units); and (v) the Restricted Stock Unit Award Agreement between Executive and the Company dated January 3, 2023 (Performance-Based) (covering 1,983 target Performance Units).
b.The Executive acknowledges that the consideration described in this Section 3 and all of its subparts is comprised of valuable compensation to which the Executive was not otherwise entitled before signing this Agreement. Provided that Executive signs (and does not revoke) this Agreement and complies with all of the terms and conditions of this Agreement: (i) on the date immediately following the date on which the revocation period described in Section 5 expires, the pro-rata vesting treatment upon an involuntary termination for “Good Reason” described in each of the Equity Award agreements will take effect (and any portion of the Equity Awards that are not subject to such pro-rata vesting treatment will be deemed forfeited as of the Separation Date); and (ii) Executive will be eligible to receive a lump sum cash payment equal to eight (8) times the monthly premium required to be paid by the Executive to continue the Executive’s group health care coverage as in effect for the year in which the Separation Date occurs, based on the monthly COBRA premium in effect as of the Separation Date, with such amount paid to Executive during the first payroll period following the date on which the revocation period described in Section 5 expires.
c.The executive acknowledges that in accordance with the terms of his equity award agreements, his 2024 service-based and performance-based restricted stock unit awards are not eligible for any further vesting and are forfeited as of the Separation Date for no consideration.

Exhibit 10.1

Execution Copy
4.General Release and Waiver of Claims. Having had the opportunity to consult with counsel, the Executive, on behalf of himself and each of his heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, and including the Executive, the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors, members, stockholders, parents, subsidiaries and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, attorneys’ fees, enhanced or liquidated damages, penalties, fines, settlements, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have, or in the future may possess, whether known or unknown, arising out of the Executive’s employment relationship with and service as an employee, officer or director of the Company or any parents, subsidiaries or other affiliated companies and the termination of such relationship or service; provided, however, that the Executive does not release, discharge or waive any rights to: (a) the consideration described in this Agreement; and (b) any indemnification rights the Executive may have in accordance with applicable law or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of the Executive’s service as an employee of the Company. This Section 4 does not apply to any Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”) or any other claims that may not be released as a matter of law. Claims arising under ADEA are addressed in Section 5, below.
The Executive acknowledges that he may hereafter discover Claims or facts in addition to or different from those which the Executive now knows or believes to exist with respect to the subject matter of this release and which, if known or suspected at the time of executing this release, may have materially affected this release or the Executive’s decision to enter into it. Nevertheless, the Executive, on behalf of himself and the other Releasors, hereby waives any right or Claim that might arise as a result of such different or additional Claims or facts.
5.ADEA. In further consideration of the payments and benefits provided to the Executive under this Agreement, the Executive, on behalf of himself and the other Releasors, hereby unconditionally releases and forever discharges the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the date the Executive signs this Agreement. By signing this Agreement, the Executive hereby acknowledges and confirms the following: (a) the Executive was advised by the Company in connection with his separation to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney or chosen not to do so; (b) the Executive was given a period of not fewer than twenty-one (21) days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (c) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (d) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this Section, by providing the Company with a written notice of his revocation of the release and waiver contained in this Section. Specifically, such written notice of revocation shall be provided to Peter N. Witty at Peter.Witty@cableone.biz.

Exhibit 10.1

Execution Copy
6.No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. The Company may assign this Agreement, in whole or in part, to any affiliate or any successor in interest to the Company.
7.Proceedings. The Executive has not filed, and except as provided in this Section 7, the Executive agrees not to initiate or cause to be initiated any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Company to the Executive under this Agreement or any indemnification rights the Executive may have as described in Section 4 (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding. This Section 7 shall not preclude the Executive from filing any complaint, charge, claim or proceeding challenging the validity of the Executive’s waiver of Claims arising under ADEA. However, both the Executive and the Company confirm their belief that the Executive’s waiver of claims under ADEA is valid and enforceable, and that their intention is that all claims under ADEA will be waived. The Executive further acknowledges that he is not waiving and is not being required to waive any right that cannot be waived by law, including the right to file a charge or participate in an administrative investigation or proceeding of the Equal Employment Opportunity Commission, National Labor Relations Board, or any other government agency prohibiting waiver of such right; provided, however, that the Executive hereby disclaims and waives any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation, excepting only any benefit or remedy to which the Executive is or becomes entitled pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act. This Agreement is not intended to, and shall be interpreted in a manner that does not, limit or restrict the Executive from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).
8.Severability; Amendment; Entire Agreement. In the event that any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative. This Agreement may be amended, changed or modified only by a written document signed by the Company and Executive. No waiver of this Agreement or of any of the promises, obligations, terms or conditions hereof shall be valid unless it is written and signed by the party against whom the waiver is to be enforced. This Agreement, the Equity Awards referenced herein, the Consulting Agreement attached hereto as Exhibit A, and any other documents or agreements incorporated therein contain the entire agreement between the Executive and the Company concerning the Executive’s employment with the Company and his termination therefrom. Any and all prior agreements, representations, negotiations and understandings between the Company and the Executive, oral or written, express or implied, relating to the subject matter herein, are hereby superseded.
9.No Admission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Company.

Exhibit 10.1

Execution Copy
10.Governing Law; Forum; Disputes; Remedies. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws. Any dispute or claim relating to or arising out of the employment relationship between the Executive and the Company or the termination of that relationship shall be resolved by confidential, binding arbitration in Phoenix, Arizona, before, and in accordance with the rules then obtaining of the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Any arbitration conducted pursuant to the terms of this Agreement shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16), as amended, modified or supplemented from time to time (the “FAA”). For the purposes of any suit, action, or other proceeding arising out of this Agreement or with respect to the Executive’s employment with the Company that is not otherwise subject to arbitration as described in this Section 10, the Executive: (a) agrees to submit to the exclusive jurisdiction of the federal or state courts located in Phoenix, Arizona; (b) waives any objection to personal jurisdiction or venue in such jurisdiction, and agree not to plead or claim forum non conveniens; and (c) waives his respective rights to a jury trial of any claims and causes of action, and agree to have any matter heard and decided solely by the court. If the Executive fails to honor his obligations under this Agreement, the Company expressly reserves all rights and remedies available to it under applicable law, including, without limitation, forfeiture of amounts that would have been delivered to the Executive absent a violation of his obligations under this Agreement, repayment of any amounts previously delivered to the Executive pursuant to this Agreement and the right to recover all costs and expenses (including legal fees) that the Company is forced to incur because of the Executive’s failure to honor his obligations under this Agreement.
11.Restrictive Covenants. The Executive acknowledges and hereby reaffirms his obligation to comply with the Company’s Incentive Compensation Recovery Policy, its Clawback Policy and/or the restrictive covenants contained therein or in any equity award agreement (including, without limitation, the Equity Award agreements) or any other agreement between the Executive and the Company and that, except as otherwise agreed to in writing by Executive and the Company, nothing in this Agreement or the Consulting Agreement shall release the Executive from his obligations pursuant to such restrictive covenants.
12.Section 409A. It is intended that the provisions of this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent required by the Code, Executive’s termination of employment on the Separation Date will constitute a "separation from service" within the meaning of Section 409A of the Code.
13.Withholding of Taxes and Other Deductions. The Company will withhold from any amounts payable under this Agreement all federal, state, local or other taxes and other deductions that are legally required to be withheld.

Exhibit 10.1

Execution Copy
The Company and the Executive have executed this Agreement effective as of the Separation Date.

Cable One, Inc.

By:	/s/ Peter N. Witty
Name:	Peter N. Witty
Title:	Chief Legal and Administrative Officer

Executive’s Name: Michael E. Bowker
Title: Chief Growth Officer

Signature:	/s/ Michael E. Bowker

Exhibit 10.1

Execution Copy
Exhibit A

Consulting Agreement

(See Attached)